   As filed with the Securities and Exchange Commission on January 24, 1997.

                                                        Registration No. 33-____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                KOSS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                      39-1168275
    ------------------------                     ------------------------
    (State of Incorporation)                     I.R.S. Employer I.D. No.

     4129 North Port Washington Avenue, Milwaukee, Wisconsin       53212
     -------------------------------------------------------    ----------
          (Address of Principal Executive Offices)              (Zip Code)


                 KOSS CORPORATION 1990 FLEXIBLE INCENTIVE PLAN
                 ---------------------------------------------
                            (Full title of the plan)

                                Michael J. Koss
                     President and Chief Executive Officer
                                Koss Corporation
                       4129 North Port Washington Avenue
                           Milwaukee, Wisconsin 53212


                    (Name and address of agent for service)

                                  414-964-5000
                     (Telephone number, including area code
                             of agent for service)

                             ____________________

                                With a copy to:

                             Richard W. Silverthorn
                          Whyte Hirschboeck Dudek S.C.
                           111 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                  414-273-2100


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                             Proposed
                                                             maximum           Proposed
                                                             offering          maximum                    Amount of
Title of Securities              Amount to                   price per         aggregate                  registration
to be registered                 be registered               share             offering price             fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.Ol par           348,128 shares              $10.125           (1) $3,524,796             $1,215.45


(1) For the purpose of computing the registration fee, Koss Corporation (the

"Registrant") has used the exercise price of $10.125 per share for all options, in accordance with Rule 457(h). This constitutes the average of the high and the low prices of the Common Stock as reported on January 17, 1997.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Registrant's latest annual report filed pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

               (b) All other reports filed pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in paragraph (a) above.

               (c) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

               (d) The Registrant's registration statement on Form S-8 for the Koss Corporation 1990 Flexible Incentive Plan, file number 33-60804.

               All reports and other documents subsequently filed by the Registrant or the Koss Corporation 1990 Flexible Incentive Plan (the "Plan") pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS.

5.1 Opinion of Whyte Hirschboeck Dudek S.C. as to the legality of the stock being registered.
23.1   Consent of Price Waterhouse LLP.
23.3   Consent of Whyte Hirschboeck Dudek S.C. included as part of Exhibit 5.1.
24.1   Power of Attorney.


                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on January 21, 1997.

                                           KOSS CORPORATION

                                           By:  /s/Michael J. Koss
                                                ---------------------------
                                                Michael J. Koss, President

                                  EXHIBIT 24.1

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Koss and Richard W. Silverthorn, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                  Title                     Date

/s/Michael J. Koss                               President, Chief       Janaruy 21, 1997
-----------------------                          Executive Officer,
Michael J. Koss                                  Chief Operating
                                                 Officer, Chief
                                                 Financial Officer
                                                 and Director

/s/Sujata Sachdeva                               Vice President-        January 24, 1997
----------------------                           Finance (Principal
Sujata Sachdeva                                  Accounting Officer)

/s/John C. Koss
----------------------                           Director and Chairman  January 21, 1997
John C. Koss

/s/Thomas L. Doerr                               Director               January 21, 1997
----------------------
Thomas L. Doerr

/s/Victor L. Hunter                              Director               January 21, 1997
----------------------
Victor L. Hunter

/s/Lawrence S. Mattson                           Director               January 24, 1997
----------------------
Lawrence S. Mattson

/s/Martin F. Stein                               Director               January 21, 1997
----------------------
Martin F. Stein

/s/John J. Stollenwerk                           Director               January 21, 1997
----------------------
John J. Stollenwerk

                               INDEX TO EXHIBITS


EXHIBIT NO.               DESCRIPTION                                                PAGE
-----------               -----------                                                ----
5.1                       Opinion of Whyte Hirschboeck Dudek S.C.                       4
                          as to the legality of the stock being
                          registered.

23.1                      Consent of Price Waterhouse LLP.                              6

23.3                      Consent of Whyte Hirschboeck Dudek S.C.                       4

24.1                      Power of Attorney.                                            2

__________________________________





                                       3